EXHIBIT 99.1

MAX RE CAPITAL LTD.
ANNOUNCES FOURTH QUARTER EARNINGS CALL INFORMATION

Hamilton, Bermuda, January 17, 2006. Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) announced today that Robert J. Cooney, Chief Executive Officer, and Keith S. Hynes, Chief Financial Officer, will host a conference call to discuss the Company’s fourth quarter financial results with interested investors and shareholders.

Details of the call are as follows:

Date:	February 13, 2006
Time:	10:00 a.m. EST
Dial in #: US:	866-831-6267

International: 617-213-8857

Access Code: 82367464

Please dial in ten minutes prior to the start of the call.

Replay details:

Available from 12:00 p.m. February 13, 2006 – March 13, 2006.

Dial in #US: 888-286-8010
International:	617-801-6888

Access Code: 18832647

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized insurance and reinsurance solutions to property and casualty insurers, life and health insurers, and large corporations.

The above remarks about future expectations, plans and prospects from the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act Of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005 and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes
Executive Vice President & CFO
441-296-8800
keithh@maxre.bm

N. James Tees
Senior Vice President & Treasurer
441-296-8800
jimt@maxre.bm